As filed with the Commission on November 19, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VISTA GOLD CORP.

(Exact name of registrant as specified in its charter)

British Columbia	98-0542444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7961 Shaffer Parkway, Suite 5

Littleton, Colorado

(720) 981-1185

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frederick H. Earnest

Chief Executive Officer
Vista Gold Corp.
7961 Shaffer Parkway, Suite 5
Littleton, Colorado 80127
(720) 981-1185

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard Street, P.O. Box 48600 Vancouver, B.C. Canada V7X 1T2
Jason K. Brenkert, Esq. Dorsey & Whitney LLP 1400 Wewatta Street Suite 400 Denver, CO 80202-5549

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ◻

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ◻

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ◻

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ◻

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “accelerated filer”, “large accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer □ Accelerated Filer □ Non-Accelerated Filer ⌧Smaller Reporting Company ⌧

Emerging Growth Company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of registration fee(3)

Common Shares, without par value, Warrants, Subscription Receipts, Units	$100,000,000	$9,270
Total	$100,000,000	$9,270

(1)

Includes an indeterminate number of common shares, common share purchase warrants, subscription receipts for any combination thereof or units of any combination thereof. This registration statement also covers (i) common shares that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder. Also includes an indeterminate number of common shares that may be issued pursuant to anti-dilution or adjustment provisions in warrants or subscription receipts issuable hereunder. No separate consideration will be received for any securities issued upon conversion or exchange. In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

(2)

Represents the initial offering price of all securities sold up to an aggregate public offering price not to exceed $100,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies to the Registrant.

(3)

Pursuant to Rule 457(o) under the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion: Dated November 19, 2021

VISTA GOLD CORP.

$100,000,000
Common Shares
Warrants

Subscription Receipts

Units

Vista Gold Corp. (the “Company”) may offer and sell, from time to time, up to $100,000,000 aggregate initial offering price of common shares in the capital of the Company, without par value (which we refer to herein as “Common Shares”), warrants to purchase Common Shares (which we refer to herein as “Warrants”), subscription receipts for Common Shares, Warrants or any combination thereof (which we refer to herein as “Subscription Receipts”), or any combination thereof (which we refer to herein as “Units”) (collectively, the Common Shares, Warrants, Subscription Receipts, and Units are referred to herein as the “Securities”) in one or more transactions under this base prospectus (which we refer to herein as the “Prospectus”).  This Prospectus also covers (i) Common Shares that may be issued upon exercise of warrants and (ii) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder, including, in each case, an indeterminate number of Common Shares that may be issued pursuant to anti-dilution or adjustment provisions in Warrants or Subscription Receipts issuable hereunder.

This Prospectus provides you with a general description of the Securities that the Company may offer. Each time the Company offers Securities, it will provide you with a prospectus supplement (which we refer to herein as the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus.  This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide to you each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Common Shares are traded on the NYSE American (which we refer to as the “NYSE American”) and on the Toronto Stock Exchange (which we refer to as the “TSX”) under the symbol “VGZ”. On November 18, 2021, the last reported sale price of the Common Shares on the NYSE American was $0.74 per Common Share and on the TSX was C$0.94 per Common Share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus.  This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation.  See “Risk Factors”.

Investing in the Securities involves risks.  See “Risk Factors” on page 4.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS ___________, 2021

TABLE OF CONTENTS

ABOUT THIS PROSPECTUSi

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES AND PROVEN AND PROBABLE RESERVESiii

CURRENCYv

METRIC CONVERSION TABLEv

NOTE REGARDING FORWARD-LOOKING STATEMENTSvi

SUMMARY1

RISK FACTORS4

DOCUMENTS INCORPORATED BY REFERENCE16

USE OF PROCEEDS18

MARKET FOR COMMON SHARES18

CERTAIN INCOME TAX CONSIDERATIONS18

DESCRIPTION OF COMMON SHARES18

DESCRIPTION OF WARRANTS19

DESCRIPTION OF SUBSCRIPTION RECEIPTS21

DESCRIPTION OF UNITS25

PLAN OF DISTRIBUTION26

AUDITORS, TRANSFER AGENT AND REGISTRAR28

EXPERTS28

LEGAL MATTERS29

WHERE YOU CAN FIND MORE INFORMATION30

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that the Company filed with the SEC utilizing a “shelf” registration process.  Under this shelf registration process, the Company may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $100,000,000. This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (iv) in the case of Units, the designation, number and terms of the Common Shares, Warrants, or Subscription Receipts comprising the Units.  A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market.  Such transactions, if commenced, may be interrupted or discontinued at any time.  See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information”.

Owning securities may subject you to tax consequences both in Canada and the United States.  This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully.  You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “C$”.

You should rely only on the information contained in this Prospectus.  The Company has not authorized anyone to provide you with information different from that contained in this Prospectus.  The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law.  This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to

i

make such offer or sale.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.  The Company’s business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Vista”, “Vista Gold” and the “Company” refer to Vista Gold Corp., either alone or together with its subsidiaries.

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING ESTIMATES OF MEASURED, INDICATED AND INFERRED RESOURCES AND PROVEN AND PROBABLE RESERVES

The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms defined in Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Definition Standards”). These definitions differ from the definitions in the United States Securities and Exchange Commission (“SEC”) Industry Guide 7 (“SEC Industry Guide 7”) under the United States Securities Act of 1933, as amended (the “Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average metal price is used in any reserve or cash flow analysis to designate reserves, and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic, technical and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically, technically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this Prospectus and the documents incorporated by reference herein contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

The term “mineralized material” as used in the annual report on Form 10-K, although permissible under SEC Industry Guide 7, does not indicate “reserves” by SEC Industry Guide 7 standards.  We cannot be certain that any part of the mineralized material will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves”.  Investors are cautioned not to assume that all or any part of the mineralized material will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.

The SEC has adopted amendments to its disclosure rules to modernize the mineral property disclosure requirements for issuers whose securities are registered with the SEC. These amendments became effective February 25, 2019 (the “SEC Modernization Rules”) and, following a two-year transition period, the SEC Modernization Rules will replace the historical property disclosure requirements for mining registrants that are included in SEC Industry Guide 7. The Company is not required to provide disclosure on its mineral properties under the SEC

Modernization Rules until its annual report on Form 10-K for the fiscal year ending December 31, 2021. Under the SEC Modernization Rules, the definitions of “proven mineral reserves” and “probable mineral reserves” have been amended to be substantially similar to the corresponding CIM Definition Standards and the SEC has added definitions to recognize “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” which are also substantially similar to the corresponding CIM Definition Standards; however there are differences in the definitions and standards under the SEC Modernization Rules and the CIM Definition Standards and therefore once the Company begins reporting under the SEC Modernization Rules there is no assurance that the Company’s mineral reserve and mineral resource estimates will be the same as those reported under CIM Definition Standards as contained in the technical report or that the economics for the Mt Todd project estimated in the technical report will be the same as those estimated in any technical report prepared by the Company under the SEC Modernization Rules in the future.

CURRENCY

References to C$ refer to Canadian currency, A$ to Australian currency and $ to United States currency. All dollar amounts are expressed in thousands of dollars except references to per ounce and per share amounts.

METRIC CONVERSION TABLE

To Convert Metric Measurement Units	To Imperial Measurement Units	Multiply by
Hectares	Acres	2.4710
Meters	Feet	3.2808
Kilometers	Miles	0.6214
Tonnes	Tons (short)	1.1023
Liters	Gallons	0.2642
Grams	Ounces (troy)	0.0322
Grams per tonne	Ounces (troy) per ton (short)	0.0292

v

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, including all exhibits hereto and any documents that are incorporated by reference as set forth under “Documents Incorporated by Reference”, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and forward-looking information under Canadian securities laws that are intended to be covered by the safe harbor created by such legislation. All statements, other than statements of historical facts, included in this Prospectus, our other filings with the SEC and Canadian securities commissions and in press releases and public statements by our officers or representatives that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and forward-looking information, including, but not limited to, such things as those listed below:

Operations

●	Our belief that our focus on evaluation, acquisition, exploration and advancement of gold exploration and potential development projects may lead to gold production or value-adding strategic transactions;
●	our belief that two key drivers of value which will help us achieve increased shareholder value in a cost-effective manner are: completing a definitive feasibility study for Mt Todd and securing a partner for the development of the Project;
●	our belief that our efforts in water treatment and management, environmental and social programs have created a strong social license with the traditional aboriginal landowners, local communities, and Northern Territory Government with respect to the Project;
●	our belief that our work has added substantial value to the Project and positions the Project for near-term development;
●	our belief that Mt Todd’s attributes and advanced stage of technical evaluation and permitting provide a solid basis to engage with prospective development partners;
●	our belief that the MMP approval, combined with the previously-approved major environmental permits, demonstrates recognition of the quality and advanced stage of engineering and project planning;
●	estimates of future operating and financial performance;
●	our belief that recent drilling demonstrates vertical and horizontal continuity of mineralization;
●	our expectation that programs to advance Mt Todd include additional drilling, work necessary to complete a feasibility study for Mt Todd and related technical engineering/design work, and other technical studies;
●	our plan to continue drilling for the balance of 2021 and into Q1 2022, including the goal to demonstrate the regional potential along the Batman-Driffield Trend and outline areas where future drilling can be undertaken to define efficiently additional gold resources;
●	our belief that our existing working capital at September 30, 2021, together with other potential future sources of non-dilutive financing, will be sufficient to fully fund our currently planned corporate expenses and Project holding costs, which we expect to be generally consistent with 2021 to date, for at least 12 months;

●	our belief that Vista’s long-term viability depends upon our ability to realize value from our principal asset, Mt Todd;
●	our objective is to maintain adequate liquidity and seek to preserve, enhance and realize value of our core assets in order to achieve positive equity returns for our shareholders;
●	our belief that the involvement of a strategic development partner for Mt Todd would offer advantages for development and operation of the Project, while allowing the Company and its shareholders to retain the benefits of financial participation in the Project going forward;
●	our expectation that a partnering arrangement for Mt Todd will likely result in Vista being the junior partner to a mid-tier or major mining company and would reduce development-stage risk to both Vista and the Project as well as provide greater technical and operating expertise and experience;
●	our objective to receive a purchase price reflective of the intrinsic value of Mt Todd, which we would expect to be sufficient to provide a source of working capital to Vista, be sufficient to fund all or most of the equity portion of our retained ownership share and reduce any debt financing requirement;
●	our belief other viable options exist for developing Mt Todd, but the joint venturing approach should result in significantly less equity dilution than may otherwise be incurred;
●	our expectation that a feasibility study for Mt Todd will include reserve estimates under subpart 1300 of Regulation S-K (“S-K 1300”) based on mine plans developed using a gold price in line with current market conditions;
●	our intentions to address recommendations from the 2019 pre-feasibility study, make minor updates of the Project design to be consistent with the MMP; and advance the levels of engineering and detailed costing in all areas of the Project;
●	our belief that the Company has identified parallel structures and cross trends that may form part of the feeder system that helped create the Batman deposit and our belief that the Company’s model of the controlling structures is reliable in predicting where mineralization is most likely to be encountered;
●	our expectation that the feasibility study will evaluate several trade-off opportunities and is expected to result in a larger reserve and longer mine life due to new mine plans at prices more reflective of current gold prices;
●	our intention to allocate the net proceeds from the July 2021 Offering (defined below) to further refining technical aspects of the Project, enhancing economic returns, and supporting the Company’s objective of securing a development partner;
●	our belief that completing a definitive feasibility study is anticipated to establish mineral resources and reserves estimates under S-K 1300 standards for reporting purposes in the United States and meet the standards of a feasibility study under NI 43-101 for Canadian purposes;

Business and Industry

●	our plan to file and seek effectiveness of a new registration statement with the SEC in due course;
●	our expectation that the Company will not use the ATM Program in the immediate future;

●	the potential monetization of our non-core assets, including our mill equipment which is for sale, certain royalty interests, and holdings of listed equity securities;
●	our belief that we are in compliance in all material respects with applicable laws and regulations;
●	our expectation that we will continue to be a PFIC (as defined below) for U.S. Federal income tax purposes;
●	the potential that we may grant options and/or other stock-based awards to our directors, officers, employees and consultants;
●	our expectation that we will receive any future payments for cancellation of the remaining net smelter return royalties on the Awak Mas project in Indonesia;
●	the potential that future expenditures may be required for compliance with various laws and regulations governing the protection of the environment;
●	our expectation that due to COVID-19 we may incur ongoing costs while timelines to achieve certain corporate objectives, including efforts to seek a strategic development partner, are extended, which may ultimately have a material adverse impact on the Company’s financial condition and results of operations;
●	our belief that the duration of global travel restrictions and the pace and extent of economic recovery could affect the Company’s ability to raise additional working capital on reasonable terms, or at all, and are likely to continue to extend the time required to accomplish strategic initiatives; and
●	our belief that the Australian government’s plan to allow international travel by foreigners may not be implemented until sometime early in 2022.

Forward-looking statements and forward-looking information have been based upon a number of estimates and assumptions including material estimates and assumptions related to our current business and operating plans, as approved by the Company’s Board of Directors; our cash and other funding requirements and timing and sources thereof; results of pre-feasibility and feasibility studies, mineral resource and reserve estimates, preliminary economic assessments and exploration activities; advancements of the Company’s required permitting processes; our experience working with our regulators; current market conditions and project development plans. The words “estimate,” “plan,” “anticipate,” “expect,” “intend,” “believe,” “will,” “may” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause our actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements and forward-looking information. These factors include risks such as:

Operating Risks

●	pre-feasibility and feasibility study results, timing and the accuracy of estimates and assumptions on which they are based;
●	resource and reserve estimates, the accuracy of such estimates and the accuracy of sampling and subsequent assays and geologic interpretations on which they are based;
●	technical and operational feasibility and the economic viability of deposits;

●	our ability to obtain, renew or maintain the necessary licenses, authorizations and permits for Mt Todd, including its development plans and operating activities;
●	market conditions supporting a decision to develop Mt Todd;
●	delays in commencement of construction at Mt Todd;
●	increased costs that affect our operations or our financial condition;
●	delays or disruptions in supply chains;
●	our reliance on third parties to fulfill their obligations under agreements with us;
●	whether projects not managed by us will comply with our standards or meet our objectives;
●	whether our acquisition, exploration and development activities, as well as the realization of the market value of our assets, will be commercially successful and whether any transactions we enter into will maximize the realization of the market value of our assets;
●	the success of any future joint ventures, partnerships and other arrangements relating to our properties;
●	perception of the potential environmental impact of Mt Todd;
●	known and unknown environmental and reclamation liabilities, including reclamation requirements at Mt Todd;
●	potential challenges to the title to our mineral properties;
●	future water supply issues at Mt Todd;
●	our ability to secure and maintain natural gas supply contracts to sustain the operation of our planned electrical power generation facility;
●	litigation or other legal claims;
●	environmental lawsuits;

Financial and Business Risks

●	fluctuations in the price of gold;
●	general inflation and cost escalation;
●	lack of adequate insurance to cover potential liabilities;
●	the lack of cash dividend payments by us;
●	our history of losses from operations;
●	our ability to attract, retain and hire key personnel;
●	volatility in our stock price and gold equities generally;
●	our ability to obtain a development partner or other means of financing for Mt Todd on favorable terms, if at all;
●	our ability to raise additional capital or raise funds from the sale of non-core assets on favorable terms, if at all;
●	industry consolidation which could result in the acquisition of a control position in the Company for less than fair value;

●	evolving corporate governance and public disclosure regulations;
●	intense competition in the mining industry;
●	tax initiatives on domestic and international levels;
●	potential changes in regulations of taxation initiatives;
●	fluctuation in foreign currency values;
●	our likely status as a PFIC for U.S. federal income tax purposes;
●	delays, potential losses and inability to maintain sufficient working capital due to business interruptions or global economic slowdowns caused by the COVID-19 pandemic;

Industry Risks

●	inherent hazards of mining exploration, development and operating activities;
●	a shortage of skilled labor, equipment and supplies;
●	the accuracy of calculations of mineral reserves, mineral resources and mineralized material and fluctuations therein based on metal prices, and inherent vulnerability of the ore and recoverability of metal in the mining process;
●	changes in environmental regulations to which our exploration and development operations are subject; and
●	changes in greenhouse gas emissions regulations and standards could result in increased operating costs.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” below in this Prospectus. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise.

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SUMMARY

Overview of the Company

Vista Gold Corp. and its subsidiaries operate in the gold mining industry. We focus on evaluation, acquisition, exploration and advancement of gold exploration and potential development projects which may lead to gold production or value-adding strategic transactions such as earn-in right agreements, option agreements, leases to third parties, joint venture arrangements with other mining companies, or outright sales of assets for cash and/or other consideration. We look for opportunities to improve the value of our gold projects through exploration drilling and/or technical studies focused on demonstrating the economic and technical feasibility of our projects. We do not currently generate cash flows from mining operations.

The Company’s flagship asset is its 100% owned Mt Todd gold project (“Mt Todd” or the “Project”) in Northern Territory, Australia. With the recent approval of the Mining Management Plan (“MMP”), all major operating and environmental permits for Mt Todd have been received. For additional information on Mt Todd, see the Company’s December 31, 2020 Form 10-K, which is available on EDGAR at www.sec.gov, or Vista's website at www.vistagold.com. Our website is referenced for informational purposes only and none of its contents are incorporated herein by reference.

Corporate Information

Vista Gold Corp. was originally incorporated on November 28, 1983 under the name “Granges Exploration Ltd.” It amalgamated with Pecos Resources Ltd. during June 1985 and continued as Granges Exploration Ltd. In June 1989, Granges Exploration Ltd. changed its name to Granges Inc. Granges Inc. amalgamated with Hycroft Resources & Development Corporation during May 1995 and continued as Granges Inc. Effective November 1996, Da Capo Resources Ltd. and Granges Inc. amalgamated under the name “Vista Gold Corp.” and, effective December 1997, Vista continued from British Columbia to the Yukon Territory, Canada under the Business Corporations Act (Yukon Territory). On June 11, 2013, Vista Gold continued from the Yukon Territory, Canada to British Columbia, Canada under the Business Corporations Act (British Columbia). The current addresses, telephone and facsimile numbers of our offices are:

Executive Office	Registered and Records Office
7961 Shaffer Parkway, Suite 5	1200 Waterfront Centre – 200 Burrard Street
Littleton, Colorado, USA 80127	Vancouver, British Columbia, Canada V7X 1T2
Telephone: (720) 981-1185	Telephone: (604) 687-5744
Facsimile: (720) 981-1186	Facsimile: (604) 687-1415

Recent Developments

On June 14, 2021, we announced the approval of our Mining Management Plan (“MMP”) by the Northern Territory Government for the Mt Todd gold project. The MMP is similar to a mine operating permit in North America and is the final major authorization required for the development of the Mt Todd mine. The receipt of this approval marks the achievement of a significant de-risking milestone that has been our focus for the last three years.

On July 12, 2021, we announced the closing of the public offering of 12,272,730 units of the Company, at the public offering price of $1.10 per unit, for aggregate gross proceeds of approximately $13.5 million (the “July 2021 Offering”). The Company intends to allocate the net proceeds from the Offering to advance programs at Mt Todd by further refining technical aspects of the project, enhancing economic returns, and supporting the Company’s objective of securing a development partner.

The Securities Offered under this Prospectus

The Company may offer the Common Shares, Warrants, Subscription Receipts or Units with a total value of up to $100,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities the Company may offer. Each time the Company offers Securities, it will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

●	designation or classification;
●	aggregate offering price;
●	original issue discount, if any;
●	rates and times of payment of dividends, if any;
●	redemption, conversion or exchange terms, if any;
●	conversion or exchange prices, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices and in the securities or other property receivable upon conversion or exchange;
●	restrictive covenants, if any;
●	voting or other rights, if any; and
●	important United States and Canadian federal income tax considerations.

A Prospectus Supplement may also add, update or change information contained in this Prospectus or in documents the Company has incorporated by reference. However, no Prospectus Supplement will offer a security that is not described in this Prospectus.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

The Company may offer Common Shares. The Company may issue Common Shares independently or together with Warrants or Subscription Receipts, and the Common Shares may be attached to or separate from such securities. Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval. Holders of Common Shares are entitled to dividends when and if declared by the Board. The Common Shares are described in greater detail in this Prospectus under “Description of Common Shares”.

Warrants

The Company may offer Warrants for the purchase of Common Shares, in one or more series, from time to time. The Company may issue Warrants independently or together with Common Shares or Subscription Receipts, and the Warrants may be attached to or separate from such securities. Warrants to be issued under this Prospectus may or may not be listed on any securities exchange. The Prospectus Supplement regarding any Warrant to be issued under this Prospectus will provide disclosure regarding whether the Warrants to be issued under such Prospectus Supplement will be listed or are listed on a securities exchange and will be filed in the United States with the SEC.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between the Company and a warrant trustee for the holders of the Warrants. In this Prospectus, the Company has summarized certain general features of the Warrants under “Description of Warrants.” The Company urges you, however, to read any Prospectus Supplement related to the series of Warrants being offered, as well as the complete warrant indentures and warrant certificates that contain the terms of the Warrants. Specific warrant indentures will contain additional important terms and provisions and will be filed in the United States on Form 8-K with the SEC.

Subscription Receipts

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between the Company and an escrow agent, which will establish the terms and conditions of the Subscription Receipts. Each escrow agent will be a financial institution authorized to carry on business as a trustee. A copy of the form of subscription receipt agreement will be filed in the United States on Form 8-K with the SEC.

In the Prospectus, the Company has summarized certain general features of the Subscription Receipts under “Description of Subscription Receipts”. The Company urges you, however, to read any Prospectus Supplement related to Subscription Receipts being offered, as well as the complete subscription receipt agreement.

Units

The Company may offer Units consisting of Common Shares, Warrants and/or Subscription Receipts to purchase any of such securities in one or more series. This Prospectus contains a summary of certain general features of the Units under “Description of Units.” The Company urges you, however, to read any Prospectus Supplement related to the series of Units being offered. The Company may evidence each series of units by unit certificates that the Company will issue under a separate unit agreement with a unit agent. The Company will file in the United States on Form 8-K with the SEC the unit agreements that describe the terms of the series of Units the Company is offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in the Securities involves a high degree of risk. Prospective investors in a particular offering of Securities should carefully consider the following risks as well as the other information contained in this Prospectus, any applicable Prospectus Supplement, and the documents incorporated by reference herein before investing in the Securities. If any of the following risks actually occurs, the Company’s business could be materially harmed. The risks and uncertainties described below are not the only ones the Company faces. Additional risks and uncertainties, including those of which the Company is currently unaware or that the Company deems immaterial, may also adversely affect the Company’s business.

Operating Risks

We cannot be assured that Mt Todd is feasible or that a feasibility study will accurately forecast economic results.

Mt Todd is our principal asset. Our future profitability depends largely on the economic feasibility of the Project. Before arranging financing for Mt Todd, we will have to complete a feasibility study. The results of our feasibility study may not be as favorable as the results of our prefeasibility studies. There can be no assurance that the mining, comminution and gold recovery processes (including ore sorting), gold production rates, revenue, and capital and operating costs including taxes and royalties will not vary unfavorably from the estimates and assumptions included in such feasibility study.

Mt Todd requires substantial capital investment and we may be unable to raise sufficient capital on favorable terms or at all.

The construction and operation of Mt Todd will require significant capital. Our ability to raise sufficient capital and/or secure a development partner on satisfactory terms, if at all, will depend on several factors, including a favorable feasibility study, acquisition of the requisite permits, macroeconomic conditions, and future gold prices. Uncontrollable factors or other factors such as lower gold prices, unanticipated operating or permitting challenges, perception of environmental impact, or illiquidity in the debt or equity markets, including the cost of capital and other conditions of financing arrangements that impose restrictive covenants and security interests that may affect the Company’s ability to operate as intended, maintain ownership of its assets and ultimately its ability to continue as a going concern, could impede our ability to finance Mt Todd on acceptable terms, or at all.

If we decide to construct the mine at Mt Todd, we will be assuming certain substantial reclamation obligations resulting in a material financial obligation.

The Mt Todd site was not reclaimed when the original mine closed. Although we are not currently responsible for the reclamation of these historical disturbances, we will accept full responsibility for them if and when we make a decision to finance and construct the mine and provide notice to the NT Government of our intention to take over and assume the management, operation and rehabilitation of Mt Todd. At such time, we will be required to provide a bond or other surety in a form and amount satisfactory to the NT Government (in whose jurisdiction Mt Todd is located) that would cover the prospective expense to reclaim the property. In addition, the regulatory authorities may increase reclamation and bonding requirements from time to time. The satisfaction of these bonding requirements and continuing or future reclamation obligations will require a significant amount of capital.

We may not be able to get the required permits to begin construction at Mt Todd in a timely manner or at all.

Any delay in acquiring the requisite permits, or failure to receive required governmental approvals could delay or prevent the start of construction of Mt Todd. If we are unable to acquire permits to mine the property, then the Project cannot be developed and operated. In addition, the property would have no reserves under SEC Industry Guide 7, S-K 1300, and NI 43-101, which could result in an impairment of the carrying value of the Project.

There may be other delays in the construction of Mt Todd.

Delays in commencing construction could result from factors such as availability and performance of engineering and construction contractors, suppliers, consultants, and employees; availability of required equipment; and availability of capital. Any delay in performance by any one or more of the contractors, suppliers, consultants, employees or other persons on which we depend, or lack of availability of required equipment, or delay or failure to receive required governmental approvals, or financing could delay or prevent commencement of construction at Mt Todd. There can be no assurance of whether or when construction at Mt Todd will start or that the necessary personnel, equipment or supplies will be available to the Company if and when construction is started.

Increased costs could impede our ability to become profitable.

Capital and operating costs at mining operations are subject to variation due to a number of factors, such as changing ore grade, changing metallurgy, and revisions to mine plans in response to changing commodity prices, additional drilling results and updated geologic interpretations. In addition, costs are affected by the cost of capital, tax and royalty regimes, trade tariffs, the global cost of mining and processing equipment, commodity prices, and foreign exchange rates, as well as the costs of fuel, electricity, operating supplies, and appropriately skilled labor. These costs are at times subject to volatile price movements, including increases that could make future development and production at Mt Todd less profitable or uneconomic. This could have a material adverse effect on our business prospects, results of operations, cash flows and financial condition.

We cannot be assured that we will have an adequate water supply for mining operations at Mt Todd.

Water at Mt Todd is expected to be provided from a fresh water reservoir that is fed by seasonal rains. Insufficient rainfall, or drought-like conditions in the area feeding the reservoir could limit or extinguish this water supply. Sufficient water resources may not be available, resulting in curtailment or stoppage of operations until the water supply is replenished. This could have a material adverse effect on our business prospects, results of operations, cash flows and financial condition.

We rely on third parties to fulfill their obligations under agreements.

Our business strategy includes entering into agreements with third-parties (“Third-Parties”), including the Northern Territory Government, the Jawoyn Association Aboriginal Corporation (the “Jawoyn Association”), and Nusantara Resources Limited. These Third-Parties may: (i) have economic or business interests or goals that are inconsistent with or opposed to ours; (ii) have rights in conflict with what we believe to be in our best interests; (iii) take action contrary to our policies or objectives; or (iv) as a result of financial or other reasons, be unable or unwilling to fulfill their obligations under the agreement(s). Any one or a combination of these could result in liabilities for us and/or could adversely affect the value of the related project(s) and, by association, damage our reputation and consequently our ability to acquire or advance other projects and/or attract future Third-Parties.

Our exploration and development interests are subject to evolving environmental regulations.

Our property and royalty interests are subject to environmental regulations. Environmental legislation is becoming more restrictive in some jurisdictions, with stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects, and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our interests. Currently, our property and royalty interests are subject to government environmental regulations in Australia, Indonesia and the U.S.

We could be subject to environmental lawsuits.

Neighboring landowners and other third parties could file claims based on environmental statutes and common law for personal injury and property damage allegedly caused by environmental nuisance, the release of hazardous substances or other waste material into the environment on or around our properties. There can be no assurance that our defense of such claims would be successful. This could have a material adverse effect on our business prospects, financial condition, results of operation, and corporate reputation.

We may have material undisclosed environmental liabilities of which we are not aware.

Vista has been engaged in gold exploration since 1983. Since inception the Company has been involved in numerous exploration projects in many jurisdictions. There may be environmental liabilities associated with disturbances at any of these projects for which the Company may be identified as a responsible or potentially responsible party, regardless of its level of involvement in creating the related disturbance. We may not be aware of such claims against the Company until regulators provide notice thereof. Consequently, we may have material undisclosed environmental responsibilities which could negatively affect our business prospects, financial condition and cash flows, results of operations, and corporate reputation.

There may be challenges to our title to mineral properties.

There may be challenges to our title to our mineral properties. If there are title defects with respect to any of our properties, we may be required to compensate other persons or reduce or lose our interest in the affected property. Also, in any such case, the investigation and resolution of title issues could divert Company resources from our core strategies.

Opposition to Mt Todd could have a material adverse effect.

There is generally an increasing level of public concern relating to extractive industries. Opposition to extractive industries, or our development and operating plans at Mt Todd specifically, could have adverse effects on our reputation and support from other stakeholders. As a result, we may be unable to secure adequate financing or complete other activities necessary to continue our planned activities. Any resulting delays or an inability to develop and operate Mt Todd as planned could have a material adverse effect on our business prospects, results of operations, cash flows, financial condition and corporate reputation.

Our exploration and development activities, strategic transactions, or any acquisition activities may not be commercially successful and could fail to lead to gold production or fail to add value.

Substantial expenditures are required to acquire gold properties, establish mineral reserves through drilling and analysis, develop metallurgical processes to extract metal from the ore and develop the mining and processing facilities and infrastructure at any site chosen for mining. We cannot be assured that any such activities will be commercially successful, lead to gold production, or add value.

Financial and Business Risks

We have a history of losses, and we do not expect to generate earnings from operations or pay dividends in the near term, if at all.

We are an exploration stage enterprise. As such, we devote our efforts to exploration, analysis and, if warranted, development of our projects. We do not currently produce gold and do not currently generate operating earnings from gold production. We finance our business activities principally by issuing equity and selling non-core assets.

We have incurred losses in all periods since 1998, except for the years ended December 31, 2011, during which we recorded non-cash net gains, December 31, 2015 during which we recorded gains related to research and development refunds, and December 31, 2020 in which we monetized certain mineral property interests. We expect to continue to incur losses. We have no history of paying cash dividends and we do not expect to be able to pay cash dividends or to make any similar distribution in the foreseeable future, if at all.

A substantial or extended decline in gold prices would have a material adverse effect on the value of our assets and on our ability to raise capital and could result in lower than estimated economic returns.

The value of our assets, our ability to raise capital and our future economic returns are substantially dependent on the price of gold. The gold price fluctuates continually and is affected by numerous factors beyond our control. Factors tending to influence gold prices include:

●	gold sales or leasing by governments and central banks or changes in their monetary policy, including gold inventory management and reallocation of reserves;

●	speculative short or long positions on futures markets;

●	the relative strength of the U.S. dollar;

●	expectations of the future rate of inflation or interest rates;

●	changes to economic conditions in the United States, China, India and other industrialized or developing countries;

●	geopolitical conflicts;

●	changes in jewelry, investment or industrial demand;

●	changes in supply from production, disinvestment and scrap; and

●	forward sales by producers in hedging or similar transactions.

A substantial or extended decline in the gold price could:

●	negatively impact our ability to raise capital on favorable terms, or at all;

●	jeopardize the development of Mt Todd;

●	reduce our existing estimated mineral resources and reserves by removing material from these estimates that could not be economically processed at lower gold prices;

●	reduce the potential for future revenues from gold projects in which we have an interest;

●	reduce funds available to operate our business; and

●	reduce the market value of our assets.

Industry consolidation could result in the acquisition of a control position in the Company for less than fair value.

Consolidation within the industry is a growing trend. As a result of the broad range of market and industry factors including the price of gold, we believe the current market value of the Common Shares does not reflect the fair value of the Company’s assets. These conditions could result in the acquisition of a control position, or attempted acquisition of a control position in the Company at what we believe to be less than fair value. This could result in substantial costs to us and divert our management’s attention and resources. A completed acquisition could result in realized losses of shareholder value.

We may be unable to raise additional capital on favorable terms, or at all.

Our exploration and, if warranted, development activities and the construction and start-up of any mining operation require substantial amounts of capital. In order to develop Mt Todd, acquire attractive gold projects, and/or continue our business, we will have to secure a development partner or otherwise source sufficient equity, debt or other forms of capital, raise additional funds from the sale of non-core assets and / or seek additional sources of capital from other external sources.

There can be no assurance that we will be successful in raising additional capital on acceptable terms, including the cost of such capital and other conditions of financing arrangements that impose restrictive covenants and security interests that may affect the Company’s ability to operate as intended, maintain ownership of its assets and ultimately its ability to continue as a going concern. If we cannot raise sufficient additional capital, we may be required to substantially reduce or cease operations, any of which may affect our ability to continue as a going concern.

We face intense competition in the mining industry.

The mining industry is intensely competitive in all of its phases. Some of our competitors are much larger, established companies with greater financial and technical resources than ours. We compete with other companies for attractive mining properties, for capital, for equipment and supplies, for outside services and for qualified managerial and technical employees. Access to financing, equipment, supplies, skilled labor and other resources may also be affected by competition from non-mining related commercial sectors. If we are unable to raise sufficient capital, we will be unable to execute exploration and development programs or such programs may be reduced in scope. Competition for equipment and supplies could result in shortage of necessary supplies and/or increased costs. Competition for outside services could result in increased costs, reduced quality of service and/or delays in completing services. If we cannot successfully retain or attract qualified employees, our ability to advance the development of Mt Todd, to attract necessary financing, to meet all of our environmental and regulatory responsibilities, or to take opportunities to improve our business, could be negatively affected. This could have a material adverse effect on our business prospects, results of operations, cash flows and financial condition.

The occurrence of events for which we are not insured may affect our cash flow and overall profitability.

We maintain insurance policies that mitigate certain risks related to our operations. This insurance is maintained in amounts that we believe to be reasonable based on the circumstances surrounding each identified risk. However, we may elect to limit or not have insurance for certain risks because of the high premiums associated with insuring those risks or for various other reasons. In other cases, insurance may not be available for certain risks. We do not insure against political risk. Occurrence of events for which we are not insured adequately, or at all, could result in significant losses that could materially adversely affect our financial condition and our ability to fund our business.

Currency fluctuations may adversely affect our costs.

We have material property interests in Australia. Most costs in Australia are incurred in the local currency. The appreciation of the Australian dollar, if any, against the U.S. dollar effectively increases our cost of doing business in Australia. This could have the effect of increasing the amount of capital required to continue to explore and develop Mt Todd, and/or reducing the pace at which it is developed.

The Company is likely a “passive foreign investment company,” which will likely have adverse U.S. federal income tax consequences for U.S. shareholders.

U.S. shareholders of our Common Shares should be aware that the Company believes it was classified as a passive foreign investment company (“PFIC”) up to and including the taxable year ended December 31, 2020, and based on current business plans and financial projections, management believes there is a significant likelihood that the Company will be a PFIC during the current taxable year. If the Company is a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of Common Shares, or any so-called “excess distribution” received on their Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distributions, unless the shareholder makes a timely and effective “qualified electing fund” (“QEF Election”) or a “mark-to-market” election with respect to the Common Shares. A U.S. shareholder who makes a QEF Election generally must report on a current basis its share of the net capital gain and ordinary earnings for any year in which the Company is PFIC, whether or not the Company distributes any amounts to its shareholders. U.S. shareholders should be aware that there can be no assurance that the Company will satisfy record keeping requirements that apply to a QEF Election, or that the Company will supply U.S. shareholders with information that such U.S. shareholders require to report under the QEF Election rules, in event that the Company is a PFIC and a U.S. shareholder wishes to make a QEF Election. Thus, U.S. shareholders may not be able to make a QEF Election with respect to their Common Shares. A U.S. shareholder who makes the mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein. This paragraph is qualified in its entirety by the discussion below in “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities - “Certain U.S. Federal Income Tax Considerations for U.S. Residents.” Each U.S. shareholder should consult his or her own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the PFIC rules and the acquisition, ownership, and disposition of Common Shares.

Certain directors and officers may serve as directors and officers of other companies in the natural resources sector.

While there are no known existing or potential conflicts of interest between Vista and any of its directors or officers, certain of the directors and officers do or may serve as directors and officers of other natural resource companies and therefore it is possible that a conflict may arise between their duties as a director or officer of Vista and their duties as a director or officer of such other companies. The directors and officers of Vista are aware of the existence of laws governing accountability of directors and officers for corporate opportunity and disclosure of conflicts of interest. Should any director or officer breach the duties imposed upon them by applicable laws, such actions or inactions could have a material adverse effect on our business prospects, results of operations, cash flows, financial condition and corporate reputation.

Direct and indirect consequences of the COVID-19 pandemic may have material adverse consequences.

The COVID-19 pandemic is having a material adverse effect on the global economy, which has impacted the natural resource sector and Vista. Vista is incurring ongoing costs while certain corporate objectives, including efforts to seek a strategic development partner, are delayed. If a significant portion of our workforce becomes unable to work or travel to our operations due to illness or state or federal government restrictions (including travel restrictions, “shelter-in-place” and similar orders), we may be forced to reduce or suspend activities at Mt Todd or our offices, which could limit currently ongoing activities. Illnesses or government restrictions, including the closure of national borders, related to COVID-19 also may disrupt the supply of raw goods, equipment, supplies and services upon which our operations rely. These conditions could require working capital not previously anticipated, which could adversely affect our liquidity and ability to source additional working capital on reasonable terms. Extended delays would continue to affect our liquidity and capital resources and might ultimately have a material adverse effect on both short-term and long-term financial position and results of operations. To the extent the COVID-19 pandemic adversely affects our business and financial results, it could also have the effect of heightening many of the other risks described in this “Risk Factors” section, including those relating to our operations and financial condition. Because of the highly uncertain and dynamic nature of events relating to the COVID-19 pandemic, it is not currently possible to estimate the impact of the pandemic on our business. However, these effects could have a material impact on our operations, and we will continue to monitor the COVID-19 situation closely.

There may be limited liquidity for our Warrants.

There is no market through which the Warrants from our July 2021 Offering may be sold, and we do not intend to apply to list the Warrants on the TSX or NYSE American. It is not possible to predict the price at which the Warrants will trade in the secondary market or whether such market will be liquid or illiquid. To the extent Warrants are exercised, the number of Warrants outstanding will decrease, resulting in diminished liquidity for such remaining outstanding Warrants. A decrease in the liquidity of the Warrants may cause, in turn, an increase in the volatility associated with the price of the Warrants. To the extent that the Warrants become illiquid, a holder of the Warrants may have to exercise such Warrants to realize value, if any.

Holders of Warrants from our July 2021 Offering will have no rights as a shareholder with respect to their Warrants until they exercise their Warrants and acquire our Common Shares, except as set forth in the Warrants.

Until a holder of Warrants acquires Common Shares upon exercise of such Warrants, such holder will have no rights with respect to the Common Shares underlying such Warrants, except as set forth in the Warrants. Upon exercise of Warrants, a holder will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

Industry Risks

Our share price may be volatile and your investment in our Common Shares could suffer a decline in value.

Broad market and industry factors may adversely affect the price of our Common Shares, regardless of our actual operating performance. Factors that could cause fluctuation in the price of our Common Shares may include, among other things:

●	changes in financial estimates by us or by any securities analysts who might cover our stock market performance;

●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the mining industry;

●	speculation about our business in the press or the investment community;

●	conditions or trends in our industry or the economy generally;

●	decreases in the prices of gold;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships or divestitures;

●	additions or departures of key personnel; and

●	sales of our Common Shares, including sales by our directors, officers or significant stockholders.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Calculations of mineral reserves and mineral resources are estimates only and subject to uncertainty.

The estimating of mineral reserves and mineral resources is an imprecise process and the accuracy of such estimates is a function of the quantity and quality of available data, the assumptions used and judgments made in interpreting engineering and geological information and estimating future capital and operating costs. There is significant uncertainty in any reserve or resource estimate, and the economic results of mining a mineral deposit may differ materially from the estimates as additional data are developed or interpretations change.

Estimated mineral reserves and mineral resources may be materially affected by other factors.

In addition to uncertainties inherent in estimating mineral reserves and mineral resources, other factors may adversely affect estimated mineral reserves and mineral resources. Such factors may include but are not limited to metallurgical, environmental, permitting, legal, title, taxation, socio-economic, marketing, political, gold prices, and capital and operating costs. Any of these or other adverse factors may reduce or eliminate estimated mineral reserves and mineral resources and could have a material adverse effect on our business, prospects, results of operations, cash flows, financial condition and corporate reputation.

Feasibility studies are estimates only and subject to uncertainty.

Feasibility studies are used to determine the economic viability of an ore deposit, as are preliminary feasibility studies and preliminary economic assessments. Feasibility studies are the most detailed studies and reflect a higher level of confidence in the estimated production rates, and capital and operating costs. Generally accepted levels of confidence are plus or minus 15% for feasibility studies, plus or minus 25-30% for preliminary feasibility studies and plus or minus 35-40% for preliminary economic assessments. Under S-K 1300, in an initial assessment that includes a cash flow analysis, operating and capital cost estimates must have an accuracy level of at least approximately ±50% and a contingency level of no greater than 25%, in a pre-feasibility study, operating and capital cost estimates must, at a minimum, have an accuracy level of approximately ±25% and a contingency range not exceeding 15%, and in a feasibility study operating and capital cost estimates must, at a minimum, have an accuracy level of approximately ±15% and a contingency range not exceeding 10%. These thresholds reflect the levels of confidence that exist at the time the study is completed. Subsequent changes to metal prices, foreign exchange rates (if applicable), reclamation requirements, operating and capital costs may cause actual results of economic viability to differ materially from these estimates. Results of subsequent Mt Todd prefeasibility or final feasibility studies may be less favorable than the current prefeasibility study.

Mining companies are increasingly required to consider and provide benefits to the communities and countries in which they operate, and are subject to extensive environmental, health and safety laws and regulations.

As a result of public concern about the real or perceived detrimental effects of economic globalization and global climate impacts, businesses in general and the mining industry in particular face increasing public scrutiny of their activities. These businesses are under pressure to demonstrate that as they seek to generate satisfactory returns on investment to shareholders, other stakeholders, including employees, governments, indigenous peoples, communities surrounding operations and the countries in which they operate, benefit and will continue to benefit from their commercial activities. The potential consequences of these pressures include reputational damage, legal suits, increased costs, increased social investment obligations, difficulty in acquiring permits, and increased taxes and royalties payable to governments and communities.

Mining exploration, development and operating activities are inherently hazardous.

Mineral exploration involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which we have direct or indirect interests will be subject to all the hazards and risks normally incidental to exploration, development and production of gold and other metals, any of which could result in work stoppages, damage to property, physical harm and possible environmental damage. The nature of these risks is such that liabilities might exceed any liability insurance policy limits. It is also possible that the liabilities and hazards might not be insurable, or, we could elect not to be insured against such liabilities due to high premium costs or other reasons, or our insurance for a particular event or circumstance might be insufficient, in which event we could incur significant costs that could have a material adverse effect on our business prospects, results of operations, cash flows, financial condition and corporate reputation.

Regulations and pending legislation involving climate change could result in increased operating costs.

Gold production is energy intensive, resulting in a significant carbon footprint. A number of governments and/or governmental bodies have introduced or are contemplating regulatory changes in response to the potential impact of climate change. The industry is also facing increasing social pressure driven by non-governmental entities related to the potential impact of climate change. This type of legislation and possible future legislation and increased regulation regarding climate change could impose significant costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations.

Pending initiatives involving taxation could result in increased tax and operating costs.

There is growing attention from the media and the public on perceived international tax avoidance techniques which could result in escalating rates of poverty, inequality and unemployment in host countries. Initiatives like the Base Erosion and Profit Shifting project being led by the Organization for Economic Cooperation and Development aim to reform the system of international taxation to minimize international tax avoidance techniques. This initiative and possible future initiatives could result in increased tax expense and related compliance costs for Mt Todd or other future mining operations.

Newly adopted rules regarding mining property disclosure by companies reporting with the SEC may result in increased operating and legal costs.

On October 31, 2018, the SEC adopted new rules to modernize mining property disclosure in reports filed with the SEC in order to harmonize SEC disclosure requirements with international standards. The Company is not required to provide disclosure on its mineral properties under the new rules until its 10-K for the fiscal year beginning January 1, 2021, subject to certain exceptions which may require compliance earlier. The Company currently reports mineral resources and reserves in compliance with NI 43-101. Because the Company files its reports with the SEC on U.S. domestic forms, under the new rules, the Company will be required to comply with the new SEC mining property disclosure requirements and not make disclosure in accordance with NI 43-101 in the reports it files with the SEC. This will require the preparation of two separate technical reports under the two reporting regimes and will increase costs to the Company going forward. Further, while the Company currently utilizes its reports as filed with the SEC in meeting its reporting obligations in Canada, since its future reports have mining property disclosure that is not NI 43-101 compliant, the Company will likely have to prepare separate reports or a supplemental NI 43-101 mining property report to meet its reporting obligations in Canada. Such changes to the Company’s reporting requirements could result in increased compliance costs.

General Risks

The Company may experience cybersecurity threats.

Vista relies on secure and adequate operations of information technology systems in the conduct of its operations. Access to and security of the information technology systems are critical to Vista’s operations. To Vista’s knowledge, it has not experienced any material losses relating to disruptions to its information technology systems. Vista has implemented policies, controls and practices to manage and safeguard Vista and its stakeholders from internal and external cybersecurity threats and to comply with changing legal requirements and industry practice. Given that cyber risks cannot be fully mitigated and the evolving nature of these threats, Vista cannot assure that its information technology systems are fully protected from cybercrime or that the systems will not be inadvertently compromised, or without failures or defects. Potential disruptions to Vista’s information technology systems, including, without limitation, security breaches, power loss, theft, computer viruses, cyber-attacks, natural disasters, and noncompliance by third party service providers and inadequate levels of cybersecurity expertise and safeguards of third party information technology service providers, may adversely affect the operations of Vista as well as present significant costs and risks including, without limitation, loss or disclosure of confidential, proprietary, personal or sensitive information and third party data, material adverse effect on its financial performance, compliance with its contractual obligations, compliance with applicable laws, damaged reputation, remediation costs, potential litigation, regulatory enforcement proceedings and heightened regulatory scrutiny.

The Company is subject to anti-bribery and anti-corruption laws.

Vista’s operations are governed by, and involve interactions with, many levels of government in several countries. Vista is required to comply with anti-corruption and anti-bribery laws in the countries in which we conduct our business. In recent years, there has been a general increase in both the frequency of enforcement and the severity of penalties under such laws, resulting in greater scrutiny and punishment to companies convicted of violating anti-corruption and anti-bribery laws. Furthermore, a company may be found liable for violations by not only its employees, but also by its contractors and third-party agents. Although we have adopted internal control policies to mitigate such risks, there can be no assurance that our internal control policies and procedures will always protect us from recklessness, fraudulent behavior, dishonesty or other inappropriate acts committed by our affiliates, employees or agents and such measures may not always be effective in ensuring that we, our employees, contractors or third-party agents will comply strictly with such laws. If we find ourselves subject to an enforcement action or are found to be in violation of such laws, this could lead to civil and criminal fines and penalties, investigation and litigation, and loss of operating licenses or permits, resulting in a material adverse effect on our reputation and results of operations.

Our business is subject to evolving corporate governance and public disclosure regulations that have increased both our compliance costs and the risk of noncompliance.

We are subject to changing rules and regulations promulgated by a number of governmental and self-regulated organizations, including the British Columbia Securities Commission, the SEC, the TSX, the NYSE American, and the Financial Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity and many new requirements have been created in response to laws enacted by the United States Congress, making compliance increasingly more difficult and uncertain, which could have an adverse effect on our reputation and our stock price.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” information it files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. Any information the Company references in this manner is considered part of this Prospectus. Information the Company files with the SEC after the date of this Prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this Prospectus.

The following documents which have been filed by the Company with securities commissions or similar authorities in Canada and with the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus.

(a)	the Annual Report on Form 10-K of the Company, for the year ended December 31, 2020, which report contains the audited consolidated financial statements of the Company and the notes thereto as at December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2020 and 2019, as filed with the SEC on February 26, 2021;

(b)	the Company’s Proxy Statement on Schedule 14A, dated March 18, 2021, in connection with the Company’s April 29, 2021 annual general meeting of shareholders, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 18, 2021;

(c)	the Quarterly Report on Form 10-Q of the Company, for the quarter ended March 31, 2021, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at March 31, 2021 and for the three months ended March 31, 2021 and 2020 and the related management’s discussion and analysis of financial condition and results of operations for the quarters ended March 31, 2021 and 2020, as filed with the SEC on April 30, 2021;

(d)	the Quarterly Report on Form 10-Q of the Company, for the quarter ended June 30, 2021, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at June 30, 2021 and for three and six months ended June 30, 2021 and 2020 and the related management’s discussion and analysis of financial condition and results of operations for the quarters ended June 30, 2021 and 2020, as filed with the SEC on July 28, 2021;

(e)	the Quarterly Report on Form 10-Q of the Company, for the quarter ended September 30, 2021, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at September 30, 2021 and for the three and nine months ended September 30, 2021 and 2020 and the related management’s discussion and analysis of financial condition and results of operations for the quarters ended September 30, 2021 and 2020, as filed with the SEC on October 27, 2021;

(f)	the Company’s Current Report on Form 8-K as filed on April 29, 2021, June 15, 2021 and July 12, 2021;

(g)	the description of the Company’s common stock contained in its registration statement on Form 8-A filed on January 4, 1988, including any amendment or report filed for purposes of updating such description; and

(h)	all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this Prospectus but before the end of the offering of the securities made by this Prospectus.

We also hereby specifically incorporate by reference all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement on Form S-3 to which this Prospectus relates and prior to effectiveness of such registration statement.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing or telephoning to:

Vista Gold Corp.

7961 Shaffer Parkway, Suite 5

Littleton, Colorado 80127

Attention: Douglas L. Tobler, Chief Financial Officer

(720) 981-1185

USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used by the Company for development of existing or acquired mineral properties and may also be used for acquisitions, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes.  The Company may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

MARKET FOR COMMON SHARES

Market and Trading Symbol of Common Shares

The Common Shares of Vista Gold are listed on the NYSE American and the Toronto Stock Exchange under the trading symbol “VGZ”. On November 18, 2021, the last reported sale price of the Common Shares of Vista on the NYSE American was $0.74 and on the Toronto Stock Exchange was C$0.94, there were 117,189,232 Common Shares issued and outstanding, and we had approximately 232 registered shareholders of record.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities including, in the case of investors who are not residents of Canada for purposes of the Income Tax Act (Canada), whether payment of any amount in respect of a security will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares, without par value, of which 117,189,232 are issued and outstanding as at the date of this Prospectus.

Under our Stock Option Plan (the “Plan”), our Long-Term Equity Incentive Plan (the “LTIP”) and our Deferred Share Unit Plan (the “DSU Plan”), we may grant options, RSUs or restricted stock awards, and/or DSUs to our directors, officers, employees and consultants.  The combined maximum number of our Common Shares that may be reserved for issuance under the Plan, the LTIP and the DSU Plan is a variable number equal to 10% of the issued and outstanding Common Shares on a non-diluted basis. Options, RSUs and DSUs under the Plan, LTIP and DSU Plan, respectively, are granted from time to time at the discretion of the Board, with vesting periods and other terms as determined by the Board.  There are options outstanding to purchase up to 1,367,000 Common Shares at prices ranging from $0.51 to $0.77. There are 1,998,339 restricted stock units and 930,000 deferred share units outstanding.  Upon the vesting conditions being met a holder of restricted stock units or deferred share units is entitled to receive one Common Share for each restricted stock unit held. There are 7,408,101 warrants outstanding to purchase up to 7,408,101 Common Shares at a price of $1.25 each.

The Company may issue Common Shares independently or together with Warrants or Subscription Receipts, and the Common Shares may be attached to or separately from such securities.

Holders of Common Shares are entitled to receive notice of and to attend any meetings of shareholders of the Company and at any meetings of shareholders to one vote for each Common Share held, to receive dividends as and when declared by the directors of the Company and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company.  There are no pre-emptive, conversion or redemption rights attached to the Common Shares.

DESCRIPTION OF WARRANTS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Warrants that the Company may offer under this Prospectus, which will consist of Warrants to purchase Common Shares and may be issued in one or more series.  Warrants may be offered independently or together with Common Shares or Subscription Receipts offered by any Prospectus Supplement, and may be attached to or separate from those Securities.  While the terms the Company has summarized below will apply generally to any Warrants that it may offer under this Prospectus, the Company will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement.  The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants will be issued under and governed by the terms of one or more warrant indentures (each a “Warrant Indenture”) between the Company and a warrant trustee (the “Warrant Trustee”) that the Company will name in the relevant Prospectus Supplement or the terms of a stand-alone warrant certificate (“Warrant Certificate”) if a Warrant Indenture is not used.  Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete.  The statements made in this Prospectus relating to any Warrant Indenture, Warrant Certificate and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture or Warrant Certificate.  Prospective investors should refer to the Warrant Indenture or Warrant Certificate relating to the specific Warrants being offered for the complete terms of the Warrants. The Company urges you to read the applicable Prospectus Supplement related to the applicable Warrants that the Company sells under this Prospectus, as well as the complete Warrant Indenture and/or Warrant Certificate.  In the United States, the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any Warrant Indenture and/or Warrant Certificate describing the terms and conditions of Warrants the Company is offering before the issuance of such Warrants.

Warrants

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

●	the designation and aggregate number of Warrants;

●	the price at which the Warrants will be offered;

●	the currency or currencies in which the Warrants will be offered;

●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

●

the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

●	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

●	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

●	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

●	whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;

●	whether the Warrants will be listed on any exchange;

●	material United States and Canadian federal income tax consequences of owning the Warrants; and

●	any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Common Shares that the Company specifies in the applicable Prospectus Supplement at the exercise price that the Company describes therein.  Unless the Company otherwise specifies in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that the Company sets forth in the applicable Prospectus Supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee or the Company if there is no Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement.  The Company will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee or the Company if there is no Warrant Trustee.

Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or the principal offices of the Company if there is no Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, the Company will issue and deliver the Common Shares purchasable upon such exercise.  If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then the Company will issue a new Warrant Certificate for the remaining amount of Warrants.  If the Company so indicates in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture and/or Warrant Certificate will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares to which the holder of a Common Share would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants.

Global Securities

The Company may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Warrant Indenture and/or Warrant Certificate will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders.  The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture and/or Warrant Certificate.

The Company may amend any Warrant Indenture, Warrant Certificate and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or a combination thereof.  Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts.  Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee.  In the United States, the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of Subscription Receipts the Company is offering before the issuance of such Subscription Receipts.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete.  The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement. The Company urges you to read the applicable Prospectus Supplement related to the particular Subscription Receipts that the Company  sells under this Prospectus, as well as the complete Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering.  All such terms will comply with the requirements of applicable securities exchanges relating to Subscription Receipts.  If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

●	the designation and aggregate number of Subscription Receipts offered;

●	the price at which the Subscription Receipts will be offered;

●	the currency or currencies in which the Subscription Receipts will be offered;

●

the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

●	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants or a combination thereof;

●	the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

●

whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

●

the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

●	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;

●	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

●

if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

●

procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

●

any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

●	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

●	whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

●	whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

●	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

●	the identity of the Escrow Agent;

●	whether the Subscription Receipts will be listed on any exchange;

●	material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

●	any other terms of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Company.  Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied.  If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement.  If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement.  Common Shares or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares or Warrants to which the holder of a Common Share or Warrant would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares.  Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof.  The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement.  This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders.  The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Company may amend the Subscription Receipt Agreement, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Subscription Receipts.

DESCRIPTION OF UNITS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus.  While the terms the Company has summarized below will apply generally to any Units that the Company may offer under this Prospectus, the Company will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement.  The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

The Company will enter into a form of unit agreement (“Unit Agreement”) between the Company and a unit agent (“Unit Agent”) that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units.  In the United States, the Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, the form of Unit Agreement that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units.

The following summary of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement and any supplemental agreements applicable to a particular series of Units.  The Company urges you to read the applicable Prospectus Supplements related to the particular series of Units that the Company sells under this Prospectus, as well as the complete Unit Agreement and any supplemental agreements that contain the terms of the Units.

General

The Company may issue units comprising two or more of Common Shares, Warrants and Subscription Receipts in any combination.  Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included security.

The Unit Agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The Company will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

●	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing Unit Agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares”, “Description of Warrants” and “Description of Subscription Receipts” will apply to each Unit and to any Common Share, Warrant or Subscription Receipt included in each Unit, respectively.

Issuance in Series

The Company may issue Units in such amounts and in numerous distinct series as the Company determines.

Enforceability of Rights by Holders of Units

Each Unit Agent will act solely as the Company’s agent under the applicable Unit Agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit.  A single bank or trust company may act as Unit Agent for more than one series of Units.  A Unit Agent will have no duty or responsibility in case of any default by the Company under the applicable Unit Agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon the Company.  Any holder of a Unit may, without the consent of the related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit.

The Company, the Unit Agents and any of their agents may treat the registered holder of any Unit Certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

General

The Company may offer and sell the Securities on a continuous or delayed basis, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices.  The Company may only offer and sell the Securities pursuant to a Prospectus Supplement during the 36-month period that this Prospectus, including any amendments hereto, remains effective.  The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers.  Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased.  The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities.  Any such fee or commission will be paid out of the proceeds of the offering or the general corporate funds of the Company.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, the Company will sell such Securities to the dealers as principals.  The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

The Securities may also be sold through agents designated by the Company.  Any agent involved will be named, and any fees or commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement.  Any such fees or commissions will be paid out of the proceeds of the offering or the general corporate funds of the Company.  Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best-efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by the Company at such prices and upon such terms as agreed to by the Company and the purchaser.  In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the U.S. Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the U.S. Securities Act.

With respect to the sale of Securities under this Prospectus and any Prospectus Supplement, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities (unless otherwise specified in the Prospectus Supplement), underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are Plante & Moran, PLLC, (“Plante Moran”), of Denver, Colorado, an Independent Registered Public Accounting Firm.

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at the principal offices in Vancouver and Toronto.

EXPERTS

Information relating to the Company’s mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by Tetra Tech, Inc., Rex Clair Bryan, Anthony Clark, Thomas L. Dyer, April Hussey, Chris Johns, Deepak Malhotra, Zvonimir Ponos, David M. Richers, Vicki J. Scharnhorst, Jessica I. Monasterio, Keith Thompson, and John W. Rozelle, and this information has been included in reliance on such companies and persons’ expertise. Each of Rex Clair Bryan, Anthony Clark, Thomas L. Dyer, April Hussey, Chris Johns, Deepak Malhotra, Zvonimir Ponos, David M. Richers, Vicki J. Scharnhorst, Jessica I. Monasterio, Keith Thompson, and John W. Rozelle is a qualified person as such term is defined NI 43-101.

None of Tetra Tech, Inc., Rex Clair Bryan, Anthony Clark, Thomas L. Dyer, April Hussey, Chris Johns, Deepak Malhotra, Zvonimir Ponos, David M. Richers, Vicki J. Scharnhorst, Jessica I. Monasterio, Keith Thompson, and John W. Rozelle, and this information has been included in reliance on such companies and persons’ expertise. Each of Rex Clair Bryan, Anthony Clark, Thomas L. Dyer, April Hussey, Chris Johns, Deepak Malhotra, Zvonimir Ponos, David M. Richers, Vicki J. Scharnhorst, Jessica I. Monasterio, Keith Thompson, and John W. Rozelle each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to the Company’s mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company.  As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of the Company’s outstanding Common Shares.

The current auditors of the Company are Plante Moran. Plante Moran report that they are independent of the Company in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC. Plante Moran is registered with the Public Company Accounting Oversight Board. The audited consolidated financial statements of the Company as at December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 have been audited by Plante Moran and are incorporated by reference herein in reliance on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters related to the Securities offered by this Prospectus will be passed upon on the Company’s behalf by Borden Ladner Gervais LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.  You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.  You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

PROSPECTUS

VISTA GOLD CORP.

$100,000,000
Common Shares
Warrants

Subscription Receipts

Units

November , 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Amount*
Securities and Exchange Commission Registration Fee	$9,270
Legal Fees and Expenses	40,000
Accounting Fees and Expenses	15,000
Printing and Engraving Expenses	2,500
Miscellaneous Expenses	2,500
Total	$69,270

*Except for Securities and Exchange Commission Registration Fee, all other amounts are estimates based on expenses incurred in connection with the filing of the shelf registration statement. Expenses in connection with the offer and sale of securities are expected to increase depending on the securities offered.

ITEM 15- INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 19.2 of the Company’s Articles  (the “Articles”) provides that to the extent not prohibited by the Business Corporations Act (British Columbia) (the “Act”) and regulations thereunder the Company must indemnify its past and present directors and officers of the Company and past and present directors and officers of another corporation at the request of the Company or at a time when the corporation was an affiliate of the Company, or an individual who at the request of the Company, is or was, or holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity (collectively, an “Eligible Party”) and the heirs and legal representatives of Eligible Parties, against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of (collectively an “Eligible Penalty”) any legal proceeding or investigative action, whether current, threatened, pending or completed (collectively, a “Proceeding”).  In addition, Section 19.2 of the Articles provide that following the disposition of the Proceeding, the Company must pay the expenses, actually and reasonably incurred by the Eligible Party in respect of that Proceeding.

Section 160 of the Act authorizes the Company to indemnify Eligible Parties against all Eligible Penalties awarded or imposed in a Proceeding, and pay the expenses actually or reasonably incurred by an Eligible Party in respect of that Proceeding. Section 165 of the Act and Section 19.6 of the Articles provide that the Company may purchase and maintain liability insurance for the benefit of such Eligible Parties.

Section 161 of the Act provides that after the final disposition of a Proceeding, the Company must pay the expenses actually and reasonably incurred by an Eligible Party in respect of that Proceeding if the Eligible Party has not been reimbursed for those expenses and is wholly or substantially successful, on the merits or otherwise, in the outcome of the Proceeding.

Section 162 of the Act provides that the Company has the authority to pay expenses to an Eligible Party in advance of a final disposition of a Proceeding so long as the Company first receives a written undertaking from the Eligible Party that the Eligible Party will repay the amounts advanced if it is ultimately determined that the payment of expenses is prohibited by Section 163 of the Act.  In addition, Section 19.4 of the Articles obligates the Company to pay, in advance, expenses actually and reasonably incurred by the Eligible Party in respect of a Proceeding, unless prohibited by applicable law or court order.

Notwithstanding Sections 160, 161 or 162, Section 163(1) of the Act prohibits indemnification or paying the expenses of an Eligible Party if:

(a)	the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
(b)	indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
(c)	in relation to the subject matter of the Proceeding, the Eligible Party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be; or
(d)	in the case of a Proceeding other than a civil Proceeding, the Eligible Party did not have reasonable grounds for believing that the Eligible Party’s conduct in respect of which the Proceeding was brought was lawful.

Notwithstanding Section 162, Section 163(2) of the Act provides that the Company must not indemnify or pay the expenses of an Eligible Party if a Proceeding is brought against an Eligible Party by or on behalf of the Company or by or on behalf of an associated corporation.

Section 19.5 of the Articles provides that notwithstanding any other provision of Part 19 of the Articles, the Company is not obligated to make any payment that is prohibited by the Act or a court order.

Section 164 of the Act provides whether or not payment of expenses or indemnification has been sought, authorized or declined, on application of a Company or an Eligible Party, the Supreme Court of British Columbia (the “Court”) may do one or more of the following:

(a)	order the Company to indemnify an Eligible Party against any liability incurred by the Eligible Party in respect of an eligible Proceeding;
(b)	order the Company to pay some or all of the expenses incurred by an Eligible Party in respect of Proceeding;
(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;
(d)	order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or
(e)	make any other order the Court considers appropriate.

The Company indemnifies its directors and executive officers, as well as their heirs and representatives, pursuant to indemnification agreements it has entered into with each such director and executive officer, against all liabilities and obligations, including legal fees and costs of investigation and defense of claims, as well as amounts paid to settle claims or satisfy judgments, that these directors and officers may incur in such capacities. While some of these agreements provide that the Company will indemnify such director or officer regardless of conduct or fault of that person, the agreements also provide that we may only make such indemnification payments as permitted by applicable law. The agreements provide that the Company’s obligations under the agreements are not diminished or otherwise affected by, among other things, any officers’ liability insurance placed by or for the benefit of the indemnitee, the Company or any entity related to either.

ITEM 16- EXHIBITS

Other than contracts made in the ordinary course of business, the following are the material contracts and other material exhibits as of the date of this registration statement:

23.12
Exhibit Number	Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Continuation, previously filed as Exhibit 3.1 to the Corporation’s Form 8-K dated June 12, 2013 and incorporated by reference herein (File No. 1-9025)
3.2	Notice of Articles, previously filed as Exhibit 3.2 to the Corporation’s Form 8-K dated June 12, 2013 and incorporated herein by reference (File No. 1-9025)
3.3	Articles, previously filed as Exhibit 3.3 to the Corporation’s Form 8-K dated June 12, 2013and incorporated herein by reference (File No. 1-9025)
4.1	Form of Warrants previously filed as Exhibit 4.1 to the Corporation’s Form 8-K filed with the Commission on July 12, 2021 and incorporated by reference herein (File No. 1-9025)
4.2	Form of Underwriters Warrants previously filed as Exhibit 4.2 to the Corporation’s Form 8-K filed with the Commission on July 12, 2021 and incorporated by reference herein (File No. 1-9025)
4.3	Form of Warrant Indenture*
4.4	Form of Warrant Certificate*
4.5	Form of Subscription Receipt Agreement*
4.6	Form of Unit Agreement*
5.1	Opinion of Borden Ladner Gervais LLP
23.1	Consent of Plante & Moran, PLLC, Denver, independent auditors
23.2	Consent of Tetra Tech, Inc.
23.3	Consent of Dr. Rex Clair Bryan
23.4	Consent of Anthony Clark
23.5	Consent of Thomas L. Dyer
23.6	Consent of April Hussey
23.7	Consent of Chris Johns
23.8	Consent of Deepak Malhotra
23.9	Consent of Zvonimir Ponos
23.10	Consent of David M. Richers
23.11	Consent of Vicki J. Scharnhorst
23.12	Consent of Jessica I. Monasterio
23.13	Consent of Keith Thompson
23.14	Consent of John W. Rozelle
23.15	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (filed with signature page hereto)

* To be filed as an exhibit to a current report on Form 8-K and incorporated by reference herein in connection with a specific offering of securities.

EXHIBIT INDEX

23.12
Exhibit Number	Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Continuation, previously filed as Exhibit 3.1 to the Corporation’s Form 8-K dated June 12, 2013 and incorporated by reference herein (File No. 1-9025)
3.2	Notice of Articles, previously filed as Exhibit 3.2 to the Corporation’s Form 8-K dated June 12, 2013 and incorporated herein by reference (File No. 1-9025)
3.3	Articles, previously filed as Exhibit 3.3 to the Corporation’s Form 8-K dated June 12, 2013and incorporated herein by reference (File No. 1-9025)
4.1	Form of Warrants previously filed as Exhibit 4.1 to the Corporation’s Form 8-K filed with the Commission on July 12, 2021 and incorporated by reference herein (File No. 1-9025)
4.2	Form of Underwriters Warrants previously filed as Exhibit 4.2 to the Corporation’s Form 8-K filed with the Commission on July 12, 2021 and incorporated by reference herein (File No. 1-9025)
4.3	Form of Warrant Indenture*
4.4	Form of Warrant Certificate*
4.5	Form of Subscription Receipt Agreement*
4.6	Form of Unit Agreement*
5.1	Opinion of Borden Ladner Gervais LLP
23.1	Consent of Plante & Moran, PLLC, Denver, independent auditors
23.2	Consent of Tetra Tech, Inc.
23.3	Consent of Dr. Rex Clair Bryan
23.4	Consent of Anthony Clark
23.5	Consent of Thomas L. Dyer
23.6	Consent of April Hussey
23.7	Consent of Chris Johns
23.8	Consent of Deepak Malhotra
23.9	Consent of Zvonimir Ponos
23.10	Consent of David M. Richers
23.11	Consent of Vicki J. Scharnhorst
23.12	Consent of Jessica I. Monasterio
23.13	Consent of Keith Thompson
23.14	Consent of John W. Rozelle
23.15	Consent of Borden Ladner Gervais LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (filed with signature page hereto)

* To be filed as an exhibit to a current report on Form 8-K and incorporated by reference herein in connection with a specific offering of securities.

ITEM 17 – UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)That, to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(8)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.  The registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3.

XX, 2014
VISTA GOLD CORP. (Registrant)
Dated: November 19, 2021	By: /s/ Frederick H. Earnest

Frederick H. Earnest,
Chief Executive Officer
Dated: November 19, 2021	By: /s/ Douglas L. Tobler

Douglas L. Tobler
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Frederick H. Earnest and Douglas L. Tobler his or her attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated:

Signature	Capacity	Date
/s/ Frederick H. Earnest	Principal Executive Officer, Director and Authorized Representative in the United States	November 19, 2021
Frederick H. Earnest
/s/ Douglas Tobler	Principal Financial and Accounting Officer	November 19, 2021
Douglas Tobler
/s/ John M. Clark	Director	November 19, 2021
John M. Clark
/s/ C. Thomas Ogryzlo	Director	November 19, 2021
C. Thomas Ogryzlo
/s/ Deborah J. Friedman	Director	November 19, 2021
Deborah J. Friedman
/s/ Tracy A. Stevenson	Director	November 19, 2021
Tracy A. Stevenson
/s/ W. Durand Eppler	Director	November 19, 2021
W. Durand Eppler
/s/ Michael B. Richings	Director	November 19, 2021
Michael B. Richings